EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 6)*

Sandridge Energy, Inc.
(Name of Issuer)

common stock, par value $0.001 per share
(Title of Class of Securities)

80007P869
(CUSIP Number)

Jesse Lynn, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

April 13, 2018
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
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SCHEDULE 13D

The Schedule 13D filed with the Securities and Exchange Commission on November 22, 2017, as previously amended (the "Schedule 13D"), by High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the "Reporting Persons"), with respect to the shares of common stock, par value $0.001 per share ("Shares"), of Sandridge Energy, Inc. (the "Issuer"), is hereby further amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following paragraphs at the end thereof:

On April 13, 2018, the Reporting Persons notified the Issuer that the Reporting Persons intend to nominate and seek to elect 5 individuals to the Issuer's board of directors at the 2018 annual meeting of stockholders of the Issuer. Biographical information for these 5 individuals is below.

Jonathan Frates has been a Portfolio Company Associate at Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since November 2015. Prior to joining Icahn Enterprises, Mr. Frates served as a Senior Business Analyst at First Acceptance Corp. and as an Associate at its holding company, Diamond A Ford Corp. Mr. Frates began his career as an Investment Banking Analyst at Wachovia Securities LLC. Mr. Frates has served as a director of: Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since December 2016; CVR Partners LP, a nitrogen fertilizer company, since April 2016; American Railcar Industries, Inc., a railcar manufacturing company, since March 2016; Viskase Companies, Inc., a meat casing company, since March 2016; CVR Energy, Inc., a diversified holding company primarily engaged in petroleum refining and nitrogen fertilizer production, since March 2016; and CVR Refining, LP, an independent downstream energy limited partnership, since March 2016. Ferrous Resources, American Railcar Industries, Viskase Companies, CVR Energy, CVR Refining and CVR Partners are each indirectly controlled by Carl C. Icahn. Mr. Frates received a BBA from Southern Methodist University and an MBA from Columbia Business School.

Nicholas Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Sandell Asset Management had non−controlling interests in FICO and InfoSpace through the ownership of securities. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.

John J. "Jack" Lipinski served as Chief Executive Officer and President and a Director of CVR Energy, Inc. ("CVR Energy") from 2007 to 2017, as well as Chief Executive Officer and President and a Director of the general partner of CVR Refining, L.P. from its inception in 2012 until 2017 and Executive Chairman of the general partner of CVR Partners, L.P. from 2011 to 2017.  CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in CVR Refining and CVR Partners. Prior to the formation of CVR Energy, Mr. Lipinski served as Chief Executive Officer and President of Coffeyville Resources, LLC from 2005 to 2007. Mr. Lipinski has more than 40 years of experience in the petroleum refining and nitrogen fertilizer industries. He began his career with Texaco, Inc. In 1985, Mr. Lipinski joined The Coastal Corporation, eventually serving as Vice President of Refining with overall responsibility for Coastal's refining and petrochemical operations. Upon the merger of Coastal with El Paso Corporation in 2001, Mr. Lipinski was promoted to Executive Vice President of Refining and Chemicals, where he was responsible for all refining, petrochemical, nitrogen-based chemical processing and lubricant operations, as well as the corporate engineering and construction group.  He left El Paso in 2002 and became an independent management consultant.  In 2004, Mr. Lipinski became a Managing Director and Partner of Prudentia Energy, an advisory and management firm. Mr. Lipinski has served on the board of directors of Cheniere Energy, Inc. since 2017. Mr. Lipinski previously served on the board of directors of Chesapeake Energy Corporation, an oil and gas exploration and production company from 2014 until 2016. CVR Energy, CVR Refining and CVR Partners are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had non-controlling interests in each of Cheniere and Chesapeake. Mr. Lipinski graduated from Stevens Institute of Technology with a B.E. in Chemical Engineering.  He received a J.D. from Rutgers University School of Law.

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Bob G. Alexander has served as a director of CVR Energy, Inc. since May 2012. Mr. Alexander has served as a director of TransAtlantic Petroleum Corp., an international exploration and production company doing business in Turkey, Poland, Bulgaria and Romania, since June 2010, and Seventy Seven Energy Inc., a diversified oilfield services company, since June 2014. Mr. Alexander previously served on the board of directors of Chesapeake Energy Corporation, an oil and gas exploration and production company, from June 2012 until June 2014. Mr. Alexander, a founder of Alexander Energy Corporation, served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy from 1980 to 1996. Alexander Energy merged with National Energy Group, Inc., an oil and gas property management company, in 1996 and Mr. Alexander served as President and Chief Executive Officer from 1998 to 2006. From 1976 to 1980, Mr. Alexander served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company of Denver, Colorado. Mr. Alexander has served on numerous committees with the Independent Petroleum Association of America, the Oklahoma Independent Petroleum Association and the State of Oklahoma Energy Commission. CVR Energy is indirectly controlled by Carl C. Icahn, and National Energy Group was previously indirectly controlled by Carl C. Icahn. Mr. Icahn also previously had non-controlling interests in each of Chesapeake and Seventy Seven Energy. Mr. Alexander received a Bachelor of Science degree in Geological Engineering from the University of Oklahoma.

Randolph C. Read has been president and chief executive officer of Nevada Strategic Credit Investments, LLC, an investment fund, since 2009. Mr. Read has served as an independent director of New York REIT, Inc., a publicly traded real estate investment trust, since December 2014, including as non-executive chairman of its board of directors since June 2015. Mr. Read has served as an independent director of Business Development Corporation of America, a business development company, since December 2014. Mr. Read also served as an independent director of Business Development Corporation of America II from December 2014 until its liquidation and dissolution in December 2015. Mr. Read served as the non-executive chairman of the board of directors of Healthcare Trust, Inc., a real estate investment trust, from February 2015 through October 2016. Mr. Read previously served on a number of public and private company boards. Mr. Read is admitted as a Certified Public Accountant and has a B.S. from Tulane University and an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania. After graduating from Wharton, Mr. Read started his career in the finance department of Atlantic Richfield Company (ARCO), where he raised capital to finance exploration and production in the Alaskan North Slope region and worked on the acquisition of Anaconda Copper. Mr. Read was also at one time the President of C&S Oil and Gas Company, Inc., a private oil and gas company operating primarily in the southwest United States.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. IN CONNECTION WITH THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF SANDRIDGE ENERGY, INC. (THE "ANNUAL MEETING") WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE ANNUAL MEETING WILL BE MAILED TO STOCKHOLDERS OF SANDRIDGE ENERGY, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

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SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: April 16, 2018

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:  /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:  /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Amendment No. 6 to Schedule 13D – Sandridge Energy, Inc.]

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